Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Announces First Quarter 2010 Results
First Quarter Highlights
•	Total revenues of $130.6 million and EBITDA[1] of $121.2 million

•	Lease rental revenue of $130.1 million

•	Net income of $18.9 million, or $0.24 per diluted common share

•	Adjusted net income[1] of $20.6 million, or $0.26 per diluted common share

•	Adjusted net income plus depreciation and amortization[1] of $79.6 million or $1.00 per diluted common share

•	98% weighted average fleet utilization
Stamford, CT. May 5, 2010 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported first quarter net income of $18.9 million or $0.24 per diluted common share, and adjusted net income of $20.6 million or $0.26 per diluted common share.
Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated: “Our fleet of modern aircraft continues to perform well. We achieved 98% fleet utilization again in the first quarter of 2010, generating higher lease rental revenues and cash flow compared to last year. Our strong results allow us to focus on exciting investment opportunities we see today that take advantage of our capital structure, world class origination and servicing capabilities and market knowledge. We are well positioned to convert those opportunities into accretive growth for Aircastle shareholders.”
First quarter total revenues were $130.6 million, a decrease of $1.6 million from the first quarter 2009, and reflect higher lease rental revenue of $4.1 million offset by lower end of lease maintenance revenue of $1.3 million and higher non-cash lease incentive amortization of $3.7 million.
Lease rental revenue for the first quarter 2010 was $130.1 million, up 3.3% year over year and includes increases of $3.8 million from aircraft transitions, mainly from aircraft that were out of service during first quarter of 2009, and $3.8 million of revenue from 2009 aircraft acquisitions net of dispositions. These increases were partially offset by the impact of lease extensions and floating rate lease adjustments of $3.5 million.

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

EBITDA was $121.2 million, up $4.7 million from the first quarter of 2009, due to higher lease rental revenue of $4.1 million and lower maintenance and other costs of $3.6 million which resulted from higher costs incurred in the first quarter of 2009 for repossessed aircraft. These increases to EBITDA were partially offset by lower end of lease maintenance revenue of $1.3 million, higher selling general and administrative expenses of $0.6 million and higher mark to market expense on our undesignated hedges of $0.5 million.
Adjusted net income plus depreciation and amortization for the quarter was $79.6 million, up $5.8 million year over year, due primarily to higher lease rental revenue of $4.1 million, lower maintenance and other expenses of $3.6 million offset by lower end of lease maintenance revenue $1.3 million.
Adjusted net income for the quarter was $20.6 million, down $0.5 million year over year, and reflects lower total revenues of $1.6 million and higher depreciation expense of $2.6 million, partially offset by lower maintenance and other costs of $3.6 million.
Aviation Assets
As of March 31, 2010, Aircastle owned 129 aircraft having a net book value of $3.8 billion.

Owned Aircraft
as of
March 31,
2010(A)
108 Passenger Aircraft	71%
21 Freighter Aircraft	29%
Number of Lessees	59
Number of Countries	33
Weighted Average Remaining Lease Term (years)	4.8
Percentage of Aircraft Leased Outside U.S	91%
Percentage of “Latest Generation” Aircraft	88%
Weighted Average Fleet Utilization during Q1 2010	98%

(A)	Percentages calculated using net book value.
Conference Call
In connection with this earnings release, management will host an earnings conference call on Wednesday, May 5, 2010 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle First Quarter Earnings Call.”
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Wednesday, May 12, 2010 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “67163459 .”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2010 Aircastle’s aircraft portfolio consisted of 129 aircraft and had 59 lessees located in 33 countries.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, raise capital, pay dividends, and increase revenues, earnings and EBITDA and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by volcanic activity and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2009 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,	March 31,
	2009	2010
		(unaudited)
ASSETS
Cash and cash equivalents	$142,666	$121,600
Accounts receivable	2,941	3,196
Restricted cash and cash equivalents	207,834	230,019
Restricted liquidity facility collateral	81,000	80,000
Flight equipment held for lease, net of accumulated depreciation of $586,537 and $640,544	3,812,970	3,771,806
Aircraft purchase deposits and progress payments	141,144	176,034
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $2,455 and $2,556	802	701
Other assets	65,155	71,111

Total assets	$4,454,512	$4,454,467

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from securitizations and term debt financings (including borrowings of ACS Ireland VIEs of $331,856 and $327,701, respectively)	$2,464,560	$2,426,631
Accounts payable, accrued expenses and other liabilities	60,392	57,422
Dividends payable	7,955	7,951
Lease rentals received in advance	34,381	30,167
Liquidity facility	81,000	80,000
Security deposits	82,533	81,255
Maintenance payments	253,175	285,118
Fair value of derivative liabilities	179,279	189,196

Total liabilities	3,163,275	3,157,740

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 79,550,421 shares issued and outstanding at December 31, 2009; and 79,503,885 shares issued and outstanding at March 31, 2010	796	795
Additional paid-in capital	1,479,995	1,480,852
Retained earnings	70,294	81,222
Accumulated other comprehensive loss	(259,848)	(266,142)

Total shareholders’ equity	1,291,237	1,296,727

Total liabilities and shareholders’ equity	$4,454,512	$4,454,467

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2010
Revenues:
Lease rental revenue	$125,994	$130,122
Amortization of net lease discounts and lease incentives	(1,117)	(4,845)
Maintenance revenue	6,603	5,254

Total lease rentals	131,480	130,531
Interest income	633	—
Other revenue	25	30

Total revenues	132,138	130,561

Expenses:
Depreciation	51,561	54,145
Interest, net	43,411	40,959
Selling, general and administrative (including non-cash share based payment expense of $1,658, and $1,782, respectively)	11,095	11,673
Maintenance and other costs	5,776	2,200

Total expenses	111,843	108,977

Other income (expense)	92	(370)

Total other income (expense)	92	(370)

Income from continuing operations before income taxes	20,387	21,214
Income tax provision	1,916	2,335

Net income	$18,471	$18,879

Earnings per common share — Basic	$0.23	$0.24

Earnings per common share — Diluted	$0.23	$0.24

Dividends declared per share	$0.10	$0.10

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2010
Cash flows from operating activities:
Net income	$18,471	$18,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	51,561	54,145
Amortization of deferred financing costs	2,533	2,804
Amortization of net lease discounts and lease incentives	1,117	4,845
Deferred income taxes	1,599	1,234
Accretion of purchase discounts on debt investments	(158)	—
Non-cash share based payment expense	1,658	1,782
Cash flow hedges reclassified into earnings	4,949	2,304
Ineffective portion of cash flow hedges	(129)	866
Security deposits and maintenance payments included in earnings	(3,451)	(267)
Other	(518)	370
Changes in certain assets and liabilities:
Accounts receivable	(171)	(346)
Restricted cash and cash equivalents	5,086	(22,185)
Other assets	(1,548)	(946)
Accounts payable, accrued expenses and other liabilities	(9,951)	(9,309)
Lease rentals received in advance	(1,674)	(2,464)

Net cash provided by operating activities	69,374	51,712

Cash flows from investing activities:
Improvement of flight equipment and lease incentives	(17,268)	(10,136)
Aircraft purchase deposits and progress payments	(7,906)	(39,551)
Principal repayments on debt investments	807	—
Leasehold improvements, furnishings and equipment	(82)	—

Net cash used in investing activities	(24,449)	(49,687)

Cash flows from financing activities:
Repurchase of shares from directors and employees	(247)	(926)
Securitization and term debt financing repayments	(30,131)	(37,929)
Deferred financing costs	—	(106)
Restricted secured liquidity facility collateral	—	1,000
Secured liquidity facility collateral	—	(1,000)
Security deposits received	6,950	2,413
Security deposits returned	(490)	(3,868)
Maintenance payments received	15,584	31,186
Maintenance payments returned	(7,277)	(5,906)
Dividends paid	(7,862)	(7,955)

Net cash used in financing activities	(23,473)	(23,091)

Net increase (decrease) in cash and cash equivalents	21,452	(21,066)
Cash and cash equivalents at beginning of period	80,947	142,666

Cash and cash equivalents at end of period	$102,399	$121,600

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2010
Total Revenues	$132,138	$130,561

EBITDA	$116,476	$121,163

Adjusted net income	$21,125	$20,563

Adjusted net income allocable to common shares	$20,783	$20,243
Per common share — Basic	$0.27	$0.26
Per common share — Diluted	$0.27	$0.26

Adjusted net income plus depreciation and amortization	$73,803	$79,553

Adjusted net income plus depreciation and amortization allocable to common shares	$72,609	$78,317
Per common share — Basic	$0.93	$1.00
Per common share — Diluted	$0.93	$1.00

Basic common shares outstanding	77,941	78,416
Diluted common shares outstanding	77,941	78,416
Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2010
Net income	$18,471	$18,879
Depreciation	51,561	54,145
Amortization of net lease discounts and lease incentives	1,117	4,845
Interest, net	43,411	40,959
Income tax provision	1,916	2,335

EBITDA	$116,476	$121,163

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2010
Net income	$18,471	$18,879
Ineffective portion and termination of cash flow hedges(1)	2,746	1,314
Mark to market adjustment on undesignated derivatives(2)	(92)	370

Adjusted net income	$21,125	$20,563

Depreciation	51,561	54,145
Amortization of net lease discounts and lease incentives	1,117	4,845

Adjusted net income plus depreciation and amortization	$73,803	$79,553

(1)	Included in Interest, net

(2)	Included in Other income (expense)
Management believes that Adjusted Net Income (“ANI”) and Adjusted Net Income plus Depreciation and Amortization (“ANIDA”), when viewed in conjunction with the Company’s results under GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting as well as gains/(losses) related to flight equipment and debt investments. Additionally, management believes that ANIDA provides investors with an additional metric to enhance their understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made, debt is serviced and dividends are paid. However, ANI and ANIDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2009		March 31, 2010
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	77,941	98.38%	78,416	98.45%
Unvested restricted common shares outstanding	1,282	1.62%	1,238	1.55%

Total weighted average shares outstanding	79,223	100.00%	79,654	100.00%

Common shares outstanding — Basic	77,941	100.00%	78,416	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	77,941	100.00%	78,416	100.00%

Net income allocation
Net income	$18,471	100.00%	$18,879	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(299)	(1.62)%	(293)	(1.55)%

Earnings available to common shares	$18,172	98.38%	$18,586	98.45%

Adjusted net income allocation
Adjusted net income	$21,125	100.00%	$20,563	100.00%
Amounts allocated to unvested restricted shares	(342)	(1.62)%	(320)	(1.55)%

Amounts allocated to common shares	$20,783	98.38%	$20,243	98.45%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$73,803	100.00%	$79,553	100.00%
Amounts allocated to unvested restricted shares	(1,194)	(1.62)%	(1,236)	(1.55)%

Amounts allocated to common shares	$72,609	98.38%	$78,317	98.45%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.